UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2024

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13752	54-1727060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

(Address of principal executive offices)

(540) 439-3266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to A Vote of Security Holders

 The Company held its Annual Meeting of Stockholders on August 7, 2024. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal No. 1.

The Board of Directors’ nominees were elected to serve as directors until the next Annual Meeting or until each of their respective successors is duly elected and qualified by the votes set forth below:

	For	Withheld
Ashley B. Smith	2,890,006	4,384
James Russell Bruner	2,846,330	48,060
Matthew I. Smith	2,820,110	74,280
Read Van de Water	2,850,549	43,841
Richard Gerhardt	2,808,740	85,650

Proposal No. 2.

The Stockholders ratified the selection of BDO USA, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024 by the votes set forth below:

For	Against	Abstain
2,904,215	47	670

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024
SMITH-MIDLAND CORPORATION

	By:	/s/ Ashley B. Smith
Ashley B. Smith Chief Executive Officer

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